EXHIBIT 3.3

BYLAWS
OF

BAXTER INTERNATIONAL INC.

(As Amended and Restated on February 20, 2018)

ARTICLE I

SHAREHOLDERS

SECTION l. PLACE OF MEETINGS. The Board of Directors may designate the place of meeting for any meetings of shareholders, but if no designation is made the place of meeting shall be the principal executive offices of the Corporation.

SECTION 2. ANNUAL MEETINGS; NOTICE OF SHAREHOLDER PROPOSALS OF BUSINESS.

(a)The annual meeting of shareholders for the election of directors and the transaction of other business shall be held at such date and time as determined by the Board of Directors.

(b)No business may be transacted at an annual meeting of shareholders other than business that is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the annual meeting by any shareholder of the Corporation who is a shareholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of shareholders entitled to vote at such annual meeting.

(c)In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Corporate Secretary of the Corporation and comply with the other procedures set forth in this Section 2.

(d)To be timely, a shareholder's notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure (as defined below) of the date of the annual meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.

(e)To be in proper written form, a shareholder’s notice to the Corporate Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and as to the shareholder giving the notice and any Shareholder Associated Person (as defined below), (i) the name, age, business address, residence address and record address of such person, (ii) the principal occupation or employment of such person, (iii) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by such person, (iv) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (v) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including but not limited to any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions or borrowed or loaned shares) has been made, the effect or intent of which is to manage the risk or benefit of share price changes in the stock price of the Corporation for such person, to mitigate loss to such person with respect to any share of stock of the Corporation, or to increase or decrease the voting power of such person with respect to any share of stock of the Corporation or relates to the acquisition or disposition of any shares of stock of the Corporation, (vi) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the proposal of business on the date of such shareholder’s notice, (vii) a description of all arrangements or understandings between or among such persons or any other person or persons or entity or entities (including their names) in connection with the proposal of such business by such person and any material interest in such business (the disclosures to be made pursuant to the foregoing clauses (i) through (vii) are referred to as “Shareholder Information and Disclosable Interests”), (viii) any other information relating to such proposing person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the proposal pursuant to Section 14 of the Exchange Act and (ix) a representation that the shareholder giving the notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. A shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof.  Such update and supplement shall be delivered to the Corporate Secretary not later than ten (10) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(f)No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2 (including the provision of the information required pursuant to the immediately preceding paragraph); provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2 shall be deemed to preclude discussion by any shareholder of any such business. If the person presiding over the annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the presiding person shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(g)For purposes of Sections 2, 3 and 4 of these Bylaws:

“public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

“Shareholder Associated Person” of any shareholder proposing business to be brought at an annual meeting, requesting a special meeting or nominating a person for election as a director, as applicable, shall mean (i) any person acting in concert, directly or indirectly, with such shareholder, (ii) the beneficial owner or beneficial owners of capital stock of the Corporation, if different, on whose behalf the notice of business to be brought before an annual meeting or a request for a special meeting of shareholders is being made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or any such beneficial owner, and (iv) any other person or entity with whom such shareholder or any such beneficial owner (or any of their respective affiliates and associates) is acting in concert.

SECTION 3. SPECIAL MEETINGS.

(a)Special meetings of the shareholders (i) may be called by the Chairman of the Board, the Chief Executive Officer or by the Corporate Secretary of the Corporation at the direction of the Board of Directors and (ii) subject to the provisions of this Section 3, shall be called by the Corporate Secretary upon request in proper written form from holders of record of at least 25% of the outstanding shares of Common Stock entitled to vote on the matter or matters to be brought before the proposed special meeting.  Any such request shall be filed with the Corporate Secretary and otherwise made in accordance with, and subject to, this Section 3.  Subject to the rights of the holders of any shares of Preferred Stock, special meetings of the shareholders may not be called by any other person or persons.

(b)Special meetings of shareholders shall be held at such places and times as determined by the Board of Directors in their discretion; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting by one or more shareholders who satisfy the requirements of this Section 3 is received by the Corporate Secretary.  Notwithstanding the foregoing provisions of this Section 3, a special meeting requested by shareholders shall not be held if (i) the Board of Directors calls or has called an annual or special meeting of shareholders to be held within ninety (90) days after the Corporate Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such meeting includes the business specified in the request, (ii) an annual or special meeting was held not more than twelve (12) months before the date on which the request for a special meeting was delivered to the Corporate Secretary that included the business specified by the Requesting Shareholders (as defined below) in the request for a special meeting, with such determination being made in good faith by the Board of Directors, or (iii) the special meeting request (a) relates to an item of business that is not a proper subject for shareholder action under applicable law or (b) was made in a manner that involved a violation of applicable law.

(c)No business may be presented by a shareholder or transacted at special meeting of shareholders other than business that is specified in the shareholder request for such special meeting and otherwise brought before the special meeting in accordance with the procedures set forth in this Section 3; provided, however, that (i) if the business to be conducted at the special meeting includes the election of Directors, nominations for election to the Board of Directors must be made in compliance with Section 4 of this Article I, and (ii) nothing herein shall prohibit the Board of Directors from submitting additional matters to shareholders at any special meeting.

(d)To be in proper written form, a request of a shareholder or shareholders (the “Requesting Shareholder”) to call a special meeting must be signed and dated by each Requesting Shareholder, or a duly authorized agent of each such Requesting Shareholder, requesting the meeting and shall include a brief description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting and as to each Requesting Shareholder and any Shareholder Associated Person, (i) the Shareholder Information and Disclosable Interests (as defined in Section 2 of this Article I), and (ii) any other information relating to such Requesting Shareholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business to be presented pursuant to Section 14 of the Exchange Act.  The Requesting Shareholder shall update and supplement the information required pursuant to this paragraph as of the record date and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof.  Such update and supplement shall be delivered to the Corporate Secretary not later than ten (10) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e)No business shall be conducted at a special meeting of shareholders except business brought before the special meeting in accordance with the procedures set forth in this Section 3 (including the provision of the information required pursuant to the immediately preceding paragraph); provided, however, that, once business has been properly brought before the special meeting in accordance with such procedures, nothing in this Section 3 shall be deemed to preclude discussion by any shareholder of any such business. If the person presiding over the special meeting determines that business was not properly brought before the special meeting in accordance with the foregoing procedures, the presiding person shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(f)In determining whether a special meeting of shareholders has been requested by the holders of record of at least 25% of the outstanding shares of Common Stock entitled to vote on the matter or matters to be brought before the proposed special meeting, multiple special meeting requests delivered to the Corporate Secretary will be considered together only if (i) each such request identifies substantially the same business to be brought before the special meeting (as determined in good faith by the Board of Directors), and (ii) such requests have been dated and delivered to the Corporate Secretary within sixty (60) days of the earliest dated special meeting request identifying such business.

(g)Any shareholder may revoke a request for a special meeting at any time by written revocation delivered to the Corporate Secretary.  If, at any time after receipt by the Corporate Secretary of a proper request for a special meeting of shareholders, there are no longer valid requests from shareholders holding in the aggregate at least the requisite number of shares entitling the shareholders to request the calling of a special meeting, whether because of revoked requests, transfers of shares of Common Stock or otherwise, the Board of Directors, in its discretion, may cancel the special meeting.

SECTION 4. NOTICE OF SHAREHOLDER NOMINATIONS OF DIRECTORS; ELECTION OF DIRECTORS.

(a)Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors (i) by or at the direction of the Board of Directors (a “Board Nominee”) or (ii) by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 4 and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the procedures set forth in this Section 4.  The foregoing clause (ii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual or special meeting.

(b)In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Corporate Secretary of the Corporation and comply with the other procedures set forth in this Section 4.

(c)For director nominations which do not represent an Access Proposal (as defined below) and which are to be considered at a meeting of the Corporation’s shareholders (a “Non-Access Proposal”), to be timely a shareholder’s notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment of an annual meeting or special meeting commence a new time period for the giving of a shareholder’s notice as described above. Any person nominated pursuant to this subsection (c) shall be referred to as a “Non-Access Nominee.”

(d)To be in proper written form, a shareholder’s notice to the Corporate Secretary with respect to an Access Proposal or Non-Access Proposal must set forth as to each Access Nominee (as defined below) or Non-Access Nominee (collectively with the Access Nominee to be voted on at a meeting of the Corporation’s shareholders, the “Shareholder Nominees” and each a “Shareholder Nominee”), as applicable, and as to the shareholder giving the notice and any Shareholder Associated Person (as defined above) (i) the name, age, business address, residence address and record address of such person, (ii) the principal occupation or employment of such person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned (directly or indirectly) beneficially and of record by such person, (iv) any information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, (v) the nominee holder for, and number of, shares owned (directly or indirectly) beneficially but not of record by such person, (vi) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions or borrowed or loaned shares) has been made, the effect or intent of which is to manage the risk or benefit of share price changes in the stock price of the Corporation for such person, to mitigate loss to such person with respect to any share of stock of the Corporation, or to increase or decrease the voting power of such person with respect to any share of stock of the Corporation, or relates to the acquisition or disposition of any shares of stock of the Corporation, (vii) to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the Shareholder Nominee for election or reelection as a director on the date of such shareholder’s notice, (viii) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the shareholder and any beneficial owner on whose behalf the nomination is being made, or any Shareholder Associated Person, has a right to vote or direct the voting of any of the Corporation’s securities, (ix) a description of all agreements, arrangements or understandings between or among such persons pursuant to which the nomination(s) are to be made by the shareholder and any relationship between or among the shareholder giving notice and any Shareholder Associated Person, on the one hand, and each Shareholder Nominee, on the other hand, including but not limited to, any direct or indirect compensation, reimbursement or indemnification in connection with such nominee’s service or action as a director or any commitment or assurance as to how such nominee will act or vote or any matter, (x) the information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d1-2(a) if such statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such shareholder and any Shareholder Associated Person on whose behalf the notice is given, (xi) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the Shareholder Nominee(s) named in its notice and (xii) with respect to an Access Proposal, (A) any other information relating to the Access Nominee that is required to be disclosed in solicitation of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Exchange Act and (B) the written consent of the Access Nominee to be named in the proxy statement as a director nominee. A shareholder providing notice of a nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered to the Corporate Secretary not later than ten (10) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). Such notice must be accompanied by a written consent of each Shareholder Nominee to being named as a nominee and to serve as a director if elected. The immediately foregoing provisions shall not be construed to extend any applicable deadlines hereunder, enable a shareholder to change the person or persons specified in the notice for election as director after the advance notice deadlines hereunder have expired or limit the Corporation’s rights with respect to any inaccuracies or other deficiencies in notices provided by a shareholder. The Corporate Secretary shall deliver each shareholder’s notice under this Section 4 that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review.  The Corporation may require any proposed nominee to furnish such other information (i) as may reasonably be required by the Corporation to determine the eligibility of such Shareholder Nominee to serve as an independent director of the Corporation, (ii) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee or (iii) that may reasonably be requested by the Corporation to determine the eligibility of such nominee to be included in the Corporation’s proxy materials pursuant to Section 4(f) or to serve as a director of the Corporation. If the person presiding over the meeting determines that a nomination was not made in accordance with such procedures, the presiding person shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. Unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders to nominate the individual set forth in the shareholder’s notice of nomination as a director, such nomination shall be disregarded, notwithstanding that the Corporation may have received proxies in respect of such vote.

(e)Except as provided in the Certificate of Incorporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees at any such meeting exceeds the number of directors to be elected at the meeting, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 4, a majority of the votes cast means that the number of shares voted “for” exceeds fifty percent (50%) of the number of votes cast with respect to such nominee. Votes cast with respect to a nominee shall exclude abstentions with respect to such nominee. If a nominee for director is not elected and that nominee is an incumbent director, the director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Corporate Governance Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the decision of the Board of Directors or the recommendation of the Corporate Governance Committee.

(f)Subject to the terms and conditions of these Bylaws, the Corporation shall include in its proxy statement for any annual meeting of shareholders the name, together with the Required Information (as defined below), of any nominee (an “Access Nominee”) identified in a timely notice (an “Access Proposal”) that satisfies this Section 4 delivered to or mailed and received by the Corporation in accordance with this subsection (f) by one or more shareholders who at the time the request is delivered satisfy the ownership and other requirements of this subsection (f) (such shareholder or shareholders, and any Shareholder Associated Person of such shareholder or shareholders, the “Eligible Shareholder”), and who expressly elects as a part of providing the notice required by this subsection (f) to have its nominee included in the Corporation’s proxy materials pursuant to this subsection (f).

(A)

For an Access Proposal in accordance with this subsection (f), to be timely a shareholder’s notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation’s proxy statement in connection with the previous year’s annual meeting of shareholders or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, not less than 60 days before the date of the applicable annual meeting.

(B)

For purposes of this subsection (f), the “Required Information” that the Corporation shall include in its proxy statement is (i) the information concerning the Access Nominee and the Eligible Shareholder that, as determined by the Corporation, is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) if the Eligible Shareholder so elects, a Statement (as defined below). For the avoidance of doubt, and notwithstanding anything in these Bylaws to the contrary, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Shareholder and/or the Access Nominee, including any information provided to the Corporation with respect to the foregoing.

(C)

The number of Access Nominees (including (i) any Access Nominees elected to the Board of Directors at any of the three preceding annual meetings who are standing for reelection plus (ii) any Access Nominees that were submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this subsection (f) but either are subsequently withdrawn or that become Board Nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (A) two and (B) 20% of the number of directors in office as of the last day on which an Access Proposal may be delivered pursuant to clause (A) of this Section 4(f) (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the closest whole number below 20% (the “Permitted Number”); provided, however, that in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of shareholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Access Nominees submitted by Eligible Shareholders pursuant to this subsection (f) exceeds the Permitted Number, each Eligible Shareholder shall select one Access Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, with the selection going in the order of the amount (largest to smallest) of shares of the Corporation’s stock eligible to vote in the election of directors each Eligible Shareholder disclosed as owned in the Access Proposal submitted to the Corporation. If the Permitted Number is not reached after each Eligible Shareholder has selected one Access Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(D)

An Eligible Shareholder must have owned (as defined below) 3% or more of the outstanding shares of the Corporation’s stock eligible to vote in the election of directors continuously for at least three years (the “Required Shares”) as of both the date the Access Proposal is delivered to or mailed and received by the Corporation in accordance with subsection (f) of this Section

4 and the record date for determining shareholders entitled to vote at the annual meeting and must continue to own the Required Shares through the annual meeting date. For purposes of satisfying the foregoing ownership requirement under this subsection (f), (i) the shares of stock of the Corporation owned by one or more shareholders, or by the person or persons who own shares of the Corporation’s stock and on whose behalf any shareholder is acting, may be aggregated, provided that the number of shareholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20, and further provided that the group of shareholders shall have provided to the Corporate Secretary as a part of providing the Access Proposal a written agreement executed by each of its members designating one of the members as the exclusive member to interact with the Corporation for purposes of this Section 4 on behalf of all members and authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination, and (ii) a group of funds under common management and investment control shall be treated as one shareholder or person for this purpose. For the avoidance of doubt, Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Access Proposal has itself individually beneficially owned such shares continuously for the three-year period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met). Within the time period specified in subsection (f) of this Section 4 for providing the Access Proposal, an Eligible Shareholder must provide the following information in writing to the Corporate Secretary: (i) the information required to be provided by subsection (d) of this Section 4; (ii) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Access Proposal is delivered to the Corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date; (iii) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act; (iv) a representation that the Eligible Shareholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Access Nominee(s) being nominated pursuant to this subsection (f), (C) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting other than its Access Nominee(s) or a Board Nominee, (D) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation, (E) intends to continue to own the Required Shares through the date of the annual meeting as to whether it intends to hold the Shares for at least one (1) year after the date of the annual meeting, and (F) will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (vi) an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the Corporation’s shareholders or out of the information that the Eligible Shareholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this subsection, (C) file with the SEC all soliciting and other materials as required under subdivision (D) of this subsection (f), and (D) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the annual meeting; and (vii) if the Eligible Shareholder did not submit the name(s) of the Access Nominee(s) to the Corporate Governance Committee for consideration as Board Nominee(s) prior to submitting the Access Proposal, a brief explanation as to why the Eligible Shareholder elected not to do so. The inspectors of elections shall not give effect to the Eligible Shareholder’s votes with respect to the election of directors if the Eligible Shareholder does not comply with the requirements set forth in subsection (f) of this Section 4.

(E)

For purposes of this subsection (f), an Eligible Shareholder shall be deemed to “own” only those outstanding shares of the Corporation’s stock as to which a shareholder who is the Eligible Shareholder or is included in the group that constitutes the Eligible Shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by or on behalf of such shareholder in any transaction that has not been settled or closed, (y) borrowed by or on behalf of such shareholder for any purpose or purchased by such shareholder pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by or on behalf of such shareholder whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder. An Eligible Shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder (A) has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder, or (B) has loaned such shares, provided that the Eligible Shareholder has the power to recall such loaned shares on not more than three business days’ notice and includes with the Access Proposal an agreement that it will promptly recall such loaned shares upon being notified that any of its Access Nominees will be included in the Corporation’s proxy materials. Whether outstanding shares of the Corporation’s stock are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the Corporation and its shareholders.

(F)

The Eligible Shareholder may provide to the Corporate Secretary, within the time period specified in clause (A) of this Section 4(f) for providing the Access Proposal, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed 500 words, in support of the Access Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 4, the Corporation may omit from its proxy materials any information or Statement (or any portion thereof) that the Board of Directors, in good faith, believes (i) would violate any applicable law, rule, regulation or listing standard; (ii) is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or (iii) directly or indirectly impugns the character, integrity, or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person.

(G)

The Corporation shall not be required to include, pursuant to this subsection (f), an Access Nominee in its proxy materials (i) for any annual meeting for which the Corporate Secretary receives a notice that the Eligible Shareholder or any other shareholder has nominated an Access Nominee for election to the Board of Directors pursuant to the requirements of subsection (c) of this Section 4 and does not expressly elect as a part of providing the notice to have its nominee included in the Corporation’s proxy materials pursuant to this subsection (f), (ii) if the Eligible Shareholder who has nominated such Access Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Access Nominee(s) or a Board Nominee, (iii) who is not independent under the listing standards of the principal exchange upon which the Corporation’s stock is traded, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, as determined by the Board of Directors, (iv) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the listing standards of the principal exchange upon which the Corporation’s stock is traded, or any applicable state or federal law, rule or regulation, (v) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such Access Nominee or the applicable Eligible Shareholder shall have provided information to the Corporation in respect to such nomination (including, without limitation, information contained in the Statement) that was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors, (ix) if the Eligible Shareholder or applicable Access Nominee otherwise breaches any of its or their obligations, agreements or representations under this Section 4 or (x) who was included in the Corporation’s proxy statement as an Access Nominee (in accordance with the provisions of subsection (f)) in any of the three preceding annual meetings, but failed to receive at least twenty five percent (25%) of the votes cast in such Access Nominee’s election.

(H)

Notwithstanding anything to the contrary set forth herein, the chairman of the annual meeting shall have the authority to declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if the Access Nominee(s) and/or the applicable Eligible Shareholder shall have breached its or their obligations, agreements or representations under this Section 4, as determined by the Board of Directors or the chairman of the annual meeting.

(I)

In addition to the information required to be provided by the Eligible Shareholder by subsection (f) of this Section 4, each Access Nominee shall provide to the Corporate Secretary, within two weeks of receipt of the

Corporate Secretary’s written request therefor, the following information: (i) a completed copy of the Corporation’s form of director’s questionnaire and a written consent of the Access Nominee to the Corporation following such processes for evaluation of such nominee as the Corporation follows in evaluating any person being considered for nomination to the Corporation’s Board of Directors, as provided by the Corporate Secretary; (ii) the Access Nominee’s agreement to comply with the Corporation’s corporate governance, conflict of interest, confidentiality, share ownership and share trading policies, as provided by the Corporate Secretary; (iii) written confirmation that the Access Nominee (A) does not have, and will not have, any agreement or understanding as to how he or she will vote on any matter that has not been disclosed to the Corporate Secretary and (B) is not a party to, and will not become a party to, any direct or indirect compensation, reimbursement or indemnification arrangement with any person other than the Corporation in connection with such nominee’s service or action as a director of the Corporation that has not been disclosed to the Corporate Secretary; and (iv) written disclosure of any transactions between the Eligible Shareholder and the Access Nominee within the preceding five years.

(J)

The Eligible Shareholder shall file with the SEC any solicitation or other communication with the Corporation’s shareholders relating to the annual meeting at which the Access Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(K)

No person may be a member of more than one group of persons constituting an Eligible Shareholder, and no shares may be deemed attributed to more than one Eligible Shareholder, under this subsection (f).

(L)

Any Access Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but withdraws from or becomes ineligible or unavailable for election at the annual meeting shall be ineligible to be an Access Nominee pursuant to this subsection (f) for the next two annual meetings of shareholders following the annual meeting for which the Access Nominee has been included in the Corporation’s proxy materials.

(M)	This subsection (f) provides the exclusive method for a shareholder to include a nominee for election to the Board of Directors in the Corporation’s proxy materials.

SECTION 5. VOTING RIGHTS; PROXIES; QUORUM.

(a)Each shareholder entitled to vote in accordance with the terms of the Certificate of Incorporation, these Bylaws or the General Corporation Law of Delaware shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder, unless otherwise provided by law or the Certificate of Incorporation.

(b)All matters presented to shareholders at a meeting at which a quorum is present, other than the election of directors, shall be decided by the affirmative vote of a majority of shares present in person or represented by proxy at any meeting duly called and entitled to be voted at such meeting, unless otherwise provided in these Bylaws, the Certificate of Incorporation or applicable laws.

(c)The holders of a majority of the shares of the Corporation entitled to vote, present in person or represented by proxy, at any meeting duly called, shall constitute a quorum. Any meeting at which a quorum is not present may be adjourned from time to time to some other time by a majority of the shareholders present or represented and entitled to vote at such meeting, but no other business shall be transacted at such meeting. At an adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

SECTION 6. NOTICES OF MEETINGS. Written notice stating the time and place of any meetings of shareholders and the general nature of the business to be considered shall be mailed by the Corporate Secretary, or such other officer as the Board of Directors may designate, to each shareholder entitled to vote at the meeting at such shareholder’s address as it appears on the records of the Corporation, at least twenty (20) days but not more than sixty (60) days before the date of such meeting. Any notice to shareholders given by the Corporation shall be effective if given by a single written notice to shareholders who share an address if consented to by the shareholders at that address to whom such notice is given. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.

SECTION 7. CONDUCT OF MEETINGS. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of shareholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and shall not be transacted or considered.

ARTICLE II
DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or the Certificate of Incorporation or by these Bylaws required to be exercised or done by the shareholders.

SECTION 2. QUORUM. One-third of the total number of the directors (rounded upwards, if necessary to the next whole number) in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but in the absence of a quorum a majority of those present (or if only one is present, then that one) may adjourn the meeting without notice until such time as a quorum is present.

SECTION 3. REGULAR MEETINGS. Regular meetings may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

SECTION 4. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors may be called at any time by the Corporate Secretary at the direction of the Chairman of the Board, the Chief Executive Officer or a majority of the directors then in office.  Special meetings of the independent directors of the Board of Directors may be called at any time by the Corporate Secretary at the direction of the Lead Director or a majority of the independent directors then in office.  Notice of the time and place of each special meeting shall be given to each applicable director before the start of the meeting at such an interval as the person or persons calling such meeting deem necessary or appropriate in the circumstances. Such notice may be given personally or by telephone (including without limitation to a representative of the director or to the director’s electronic message system) or by electronic transmission or other written communication delivered to the residence, office or other established address of the director. A written waiver of notice signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

SECTION 5. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 6. PRESENCE AT A MEETING. Members of the Board of Directors, or of any committee thereof, may participate in meetings by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 7. COMPENSATION OF DIRECTORS. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by resolution of the Board of Directors.

ARTICLE III

COMMITTEES

SECTION 1. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee to the extent provided in the resolutions creating the committee and to the extent permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

SECTION 2. The following provisions shall apply to all committees of the Board of Directors:

(a)The Board of Directors shall appoint the members and chairperson of each committee. The members shall serve until their successors are appointed and qualified or until the committee is dissolved by a majority of the whole Board of Directors. The chairperson of the committee shall, if present, preside at all meetings of a committee.

(b)Each committee shall keep regular minutes of its proceedings and shall report its actions and recommendations to the Board at the next meeting of the Board following each committee meeting.

(c)The Board of Directors shall have the power at any time to change the membership of a committee, and any member of a committee may be removed at any time with or without cause by resolution adopted by a majority of the Board of Directors.

(d) The lesser of a majority of the members or two members of a committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of a committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

ARTICLE IV
OFFICERS

SECTION 1. GENERAL. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a President, one or more Senior Vice Presidents, a Treasurer, a Corporate Secretary and such other officers as in the judgment of the Board of Directors may be necessary or desirable. Vice Presidents, Assistant Corporate Secretaries or Assistant Treasurers may be appointed as in the judgment of the Chief Executive Officer may be necessary or desirable, subject to the oversight of the Board of Directors. The officers of the Corporation shall have such powers and perform such duties as generally pertain to their respective offices, subject to the control of the Board of Directors. Any officer of the Corporation may sign any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors or a committee thereof has authorized to be executed or are in the ordinary course of business of the Corporation. The Chief Executive Officer, President, Chief Financial Officer, Treasurer or the Corporate Secretary may vote, either in person or by proxy, all the shares of the capital stock of any company that the Corporation owns or is otherwise entitled to vote at any and all meetings of the shareholders of such company and shall have the power to accept or waive notice of such meetings. Any one person may hold any number of offices of the Corporation unless specifically prohibited by law. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.

SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be a member of the Board of Directors and subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties, if any, as may be assigned to him or her from time to time by the Board of Directors. The Chairman of the Board shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He or she shall act as spokesman for the Board of Directors and as a liaison between the Board of Directors and the Corporation. The Chairman of the Board shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

SECTION 3. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall in general supervise and control all of the business affairs of the Corporation, subject to the direction of the Board of Directors. The Chief Executive Officer shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors. Unless otherwise designated by the Board of Directors, the Chief Executive Officer shall also be the President of the Corporation.

SECTION 4. PRESIDENT. The President shall have such duties and authority as the Chief Executive Officer may determine from time to time. The President shall, in the absence of the Chairman of the Board and the Chief Executive Officer, preside at all meetings of shareholders and the Board of Directors.

SECTION 5. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have responsibility for the financial affairs of the Corporation and shall exercise supervisory responsibility for the performance of the duties of the Treasurer and the Controller.

SECTION 6. VICE PRESIDENTS. Any Executive Vice President, Senior Vice President or Vice President shall have such powers and shall discharge such duties as may be further delegated to him or her from time to time by the Chief Executive Officer, the President or any Executive Vice President or Senior Vice President more senior to him or her.

SECTION 7. TREASURER. The Treasurer shall have charge of the funds and securities of the Corporation and shall disburse the funds of the Corporation as may be ordered by the Board of Directors.

SECTION 8. CORPORATE SECRETARY. The Corporate Secretary shall give, or cause to be given, notice of all meetings of shareholders and the Board of Directors, and all other notices required by law or these Bylaws, and in the case of his or her absence or refusal or neglect so to do, and if there be no Assistant Corporate Secretary, any such notice may be given as directed by the person or persons upon whose request the meeting is called pursuant to these Bylaws. The Corporate Secretary shall record the actions of the shareholders and Board of Directors in minutes retained under his or her direction. The Corporate Secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it and may attest the same.

ARTICLE V

RESIGNATIONS; FILLING OF VACANCIES

SECTION 1. RESIGNATIONS. Any director, member of a committee or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein and, if no time be specified, at the time of the receipt of such resignation by the Chairman of the Board, the Chief Executive Officer or the Corporate Secretary. The acceptance of the resignation shall not be necessary to make it effective.

SECTION 2. FILLING OF VACANCIES. If any office of the Corporation becomes vacant, the vacancy may be filled by the Board of Directors. Any vacancy on the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A person appointed to fill a vacancy shall hold office for the unexpired term and until his or her successor shall have been elected and qualified.

ARTICLE VI

CAPITAL STOCK

SECTION 1. CERTIFICATES OF STOCK. The Corporation is authorized to issue shares of capital stock of the Corporation in certificated or in uncertificated form. The shares of the capital stock of the Corporation shall be registered on the books of the Corporation in the order in which they shall be issued. Any certificates for shares of the common stock, and any other shares of capital stock of the Corporation represented by certificates, shall be numbered, shall be signed by the Chairman of the Board or the President, and by the Corporate Secretary or an Assistant Corporate Secretary or the Treasurer or an Assistant Treasurer. Any of or all the signatures on these certificates may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send, or caused to be sent, to the record owner thereof a written statement of the information required by law to be on certificates.

SECTION 2. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to indemnify the Corporation in such manner as the Board of Directors shall require and to give the Corporation a bond, in such form and amount as the Board of Directors may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

SECTION 3. TRANSFER OF SHARES. Transfers of shares shall be made upon the books of the Corporation (i) only by the holder of record thereof, or by a duly authorized agent, transferee or legal representative and (ii) in the case of certificated shares, upon the surrender to the Corporation of the certificate or certificates for such shares.

SECTION 4. RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors may fix a new record date under this Section for the adjourned meeting.

SECTION 5. DIVIDENDS. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting as provided by law and the Certificate of Incorporation.

ARTICLE VII
AMENDMENTS

Except as otherwise provided herein, the Board of Directors shall have the power to adopt, amend or repeal these Bylaws of the Corporation by the affirmative vote of a majority of the directors present at any meeting. These Bylaws may be amended or repealed by the affirmative vote of a majority of shares present in person or by proxy and entitled to vote on the matter at any regular meeting of the shareholders or any special meeting of the shareholders, in each case if notice of such proposed amendment or repeal is contained in the notice of such meeting.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 1. SEAL. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year unless otherwise determined by resolution of the Board of Directors.

SECTION 3. ELECTRONIC TRANSMISSION. When used in these Bylaws, the terms “written” and “in writing” shall include any “electronic transmission,” as defined in Section 232(c) of the General Corporation Law of Delaware, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail.

SECTION 4. REGISTERED OFFICE. Except as otherwise determined by the Board of Directors, the registered office shall be established and maintained at the office of The Corporation Trust Company, in the City of Wilmington and County of New Castle, and such company shall be the registered agent of the Corporation.

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